                                                                    Exhibit 23.6
Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.


    [letterhead of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.]

April 6, 2001

HealthWatch, Inc.
3525 Piedmont Road
Atlanta, Georgia 30305

Gentlemen:

We hereby consent to the use in Amendment Number 4 to the Registration Statement of HealthWatch, Inc. on Form S-4, and in the Proxy Statement/Prospectus of HealthWatch, Inc. and Halis, Inc., which is part of the Registration Statement of HealthWatch, Inc., of our opinion dated February 3, 2001 appearing as Annex L to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


                         Houlihan Lokey Howard & Zukin financial Advisors, Inc.

                                       /s/ William C. Smith

                                    By:  William C. Smith
                                       -----------------------
                                    Its: Senior vice President
                                       -----------------------